Exhibit 99.1

NOTICE OF ANNUAL MEETING OF MEMBERS

Monday, August 24, 2009

To Our Members:

The 2009 Annual Meeting of Members (the “2009 Annual Meeting” of Soy Energy, LLC (the “Company”) will be held on Monday, August 24, 2009 at the MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035. Registration for the meeting will begin at 7:00 p.m. The 2009 Annual Meeting will commence at approximately 7:30 p.m. Please note the important information below and plan to attend. The purposes of the meeting are to:

•	Discuss the current business plan of the Company; and

•	Transact such other business as may properly come before the meeting.

The purpose of this meeting is informational in nature only. Our board will be available at this meeting to answer any questions you may have as a Member of the Company regarding the Company’s business plan. No vote will be taken at this informational 2009 Annual Meeting.

Members listed on the Company’s records at the close of business on August 4, 2009, are entitled to notice of the 2009 Annual Meeting and any adjournments thereof.

All Members are cordially invited and encouraged to attend the 2009 Annual Meeting in person. If you have any questions regarding the 2009 Annual Meeting, please call the Company at (712) 376-2081.

By order of the Board of Directors,

Charles Sand Chairman of the Board

Marcus, Iowa

August 6, 2009

Important Note: We will be soliciting proxies from our members in connection with certain transactions related to the business plan referenced above. Soy Energy, LLC, our directors and officers may be deemed to be participants in this solicitation. You can find the number of units of Soy Energy held by each of our directors and officers in our Amended Annual Report on Form 10-K, which was filed with the SEC on February 27, 2009. This document, along with the rest of our reports filed under the Securities Exchange Act of 1934, can be found on the SEC’s website at www.sec.gov. We will file a proxy statement with the SEC, which will also be available on the SEC’s website, no later than the day we first send form of proxies to our members in connection with this proxy solicitation. WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. All of the documents on the SEC’s website are available to you at no charge. In addition, we maintain an internet website at www.soyenergyllc.com, which contains a link to our SEC filings. If you wish to receive a paper copy of the proxy statement when it becomes available, or any of our other reports filed under the Securities Exchange Act of 1934, please contact us at (712) 376-2081 and we will provide you with paper copies of such documents at no cost to you.

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